UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 15, 2013

NorthStar Real Estate Income II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 333-185640	No. 90-0916682
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 18th Floor, New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Entry into a Credit Facility

On October 15, 2013, CB Loan NT-II, LLC (“CB Loan II”), an indirect wholly-owned subsidiary of NorthStar Real Estate Income II, Inc. (“NorthStar Income II”), entered into a Master Repurchase Agreement (the “Citi Credit Facility”) with Citibank, N.A. (“Citibank”). The Citi Credit Facility provides up to $100 million to finance first mortgage loans and senior loan participations secured by commercial real estate, as described in more detail in the Citi Credit Facility documentation.

Advances under the Citi Credit Facility accrue interest at per annum rates ranging from the one-month London Interbank Offered Rate (the “LIBOR Rate”), plus a spread of 2.50% to 3.00%. The Citi Credit Facility provides for advance rates up to 75%, depending on asset type, subject to adjustment. The initial maturity date of the Citi Credit Facility is October 15, 2016 (the “Initial Term”), with a one-year extension at NorthStar Income II’s option, which may be exercised upon the satisfaction of certain conditions set forth in the Citi Credit Facility. During the Initial Term, the Citi Credit Facility acts as a revolving credit facility that can be paid down and subsequently re-drawn.

In connection with the Citi Credit Facility, NorthStar Income II entered into a Limited Guaranty (the “Guaranty”), under which NorthStar Income II agreed to guaranty certain obligations under the Citi Credit Facility. NorthStar Income II also agreed to guaranty the obligations under the Citi Credit Facility if CB Loan II engages in certain customary bad acts.

The Citi Credit Facility and Guaranty contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. The Citi Credit Facility contains a financial covenant that requires CB Loan II to maintain at least $3.75 million and a maximum of $15.0 million in unrestricted cash, depending on the amount drawn, as of the date of the first funding of a mortgage or participation, and at all times thereafter during the term of the Citi Credit Facility. In addition, the Guaranty contains financial covenants that require NorthStar Income II to maintain: (i) a tangible net worth, as defined in the Guaranty, equal to the lesser of (a) total equity equal to $162,000, subject to increases equal to 80% of aggregate net proceeds raised from NorthStar Income II’s initial public offering of common stock and (b) $250.0 million; (ii) a ratio of EBITDA, as defined in the Guaranty, to fixed charges of not less than 1.4x; and (iii) a ratio of total borrowings to total equity not greater than 300%. In addition, Citibank may stop making advances under the Citi Credit Facility if any conditions precedent to funding are not satisfied, including if any two of Messrs. Hamamoto, Gilbert or Tylis are no longer employed by NorthStar Realty Finance Corp. and are not replaced by persons acceptable to Citibank.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the Citi Credit Facility and the Guaranty, which are filed as exhibits to this current report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Safe-Harbor Statement

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “may” or other similar words or expressions. These statements are based on NorthStar Income II’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Income II can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Income II’s expectations include, but are not limited to, the ability to raise additional capital, the ability to comply with the representations, warranties, covenants and conditions precedent to funding contained in the Citi Credit Facility and Guaranty, the ability to raise and maintain the unrestricted cash balance required under the Citi Credit Facility, the availability of investment opportunities, the ability use the Citi Credit Facility to finance first mortgage loans and senior participations and the factors specified in NorthStar Income II’s filings with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Income II on the date of this report and NorthStar Income II is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

Item 9.01. Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Master Repurchase Agreement, dated October 15, 2013, between CB Loan NT-II, LLC and Citibank, N.A.
10.2	Limited Guaranty, made as of October 15, 2013, by NorthStar Real Estate Income II, Inc. for the benefit of Citibank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REAL ESTATE INCOME II, INC.

Date: October 16, 2013	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Master Repurchase Agreement, dated October 15, 2013, between CB Loan NT-II, LLC and Citibank, N.A.

10.2	Limited Guaranty, made as of October 15, 2013, by NorthStar Real Estate Income II, Inc. for the benefit of Citibank, N.A.